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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 10, 2003 (January 31, 2003)
Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-22081 (Commission File Number)	48-1056429 (IRS Employer Identification Number)
501 Kansas Avenue Kansas City, KS 66105 (Address of principal executive offices)
(913) 621-9500 (Registrant's telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets

        On January 31, 2003, the Registrant, through its wholly-owned subsidiary, EPIQ Systems Acquisition, Inc., acquired 100% of the membership interests in Bankruptcy Services LLC ("BSI") for an aggregate purchase price (prior to direct acquisition costs) of $66,000,000, consisting of $49.5 million in cash and $16.5 million of restricted common stock of the Registrant (1,054,230 shares).

        BSI provides technology-based case management, consulting and administration services to Chapter 11 cases, including WorldCom, Enron, Global Crossing and Adelphia Communications. For the nine-months ended September 30, 2002, BSI's audited revenue was $16.3 million. The Registrant will operate BSI as a wholly-owned subsidiary of the Registrant.

        The four principal executives of BSI have entered into employment or consulting agreements with the Registrant's new subsidiary. BSI's offices will remain in New York City, and the Registrant will retain BSI's existing management team and staff.

Item 7.    Financial Statements and Exhibits.

(a) and (b) Financial Statements and Pro Forma Financial Statements.

        The financial statements required by Items 7(a) and (b) of Form 8-K will be filed by the Registrant on or before April 4, 2003.

(c)	Exhibits.
The following exhibits are filed herewith:
10.1
Membership Interest Purchase Agreement, dated as of January 31, 2003, among the Registrant, EPIQ Systems Acquisition, Inc., Bankruptcy Services LLC, Jay D. Chazanoff, Stephen R. Simms, Ron L. Jacobs and Kathleen Gerber.
10.2	Employment Agreement dated as of January 31, 2003, among Bankruptcy Services LLC, the Registrant and Ron L. Jacobs.
10.3	Employment Agreement dated as of January 31, 2003, among Bankruptcy Services LLC, the Registrant and Kathleen Gerber.
10.4	Stock Option Agreement dated as of January 31, 2003, among Bankruptcy Services LLC, the Registrant and Ron L. Jacobs.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.
Date: February 10, 2003
	By:	/s/ TOM W. OLOFSON
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits.
SIGNATURES